Exhibit 21.1

Subsidiaries of the Registrant
The following are wholly-owned subsidiaries of the registrant, Masimo Corporation, a Delaware corporation:

Name of Subsidiary	State or Jurisdiction of Incorporation or Organization
Masimo Americas, Inc.	Delaware
Masimo de Mexico Holdings I LLC	Delaware
Masimo de Mexico Holdings II LLC	Delaware
Masimo Holdings LLC	Delaware
SpO2.com, Inc.	Delaware
SEDLine, Inc.	Delaware
Masimo Australia Pty Ltd	Australia
Masimo Öesterreich GmbH	Austria
Masimo Importacao e Distribuicao de Produtos Medicos Ltda	Brazil
Masimo Holdings LP	Cayman
Masimo (China) Medical Technology Co., Ltd.	China
Masimo Europe Ltd.	United Kingdom
Masimo Hong Kong Limited	Hong Kong
Masimo Medical Technologies India Private Limited	India
Masimo Japan Kabushiki Kaisha	Japan
Masimo Mexico, S. de R.L. de C.V.	Mexico
Masimo Canada ULC	Nova Scotia
Masimo Asia Pacific PTE. Ltd.	Singapore
Masimo International SARL	Switzerland
Masimo International Technologies SARL	Switzerland
Masimo Medical Technologies (Spain) SL	Spain
Masimo Medikal Ürünler Ticaret Limited Şirketi	Turkey
Masimo Semiconductor, Inc.	Delaware
Masimo Sweden AB	Sweden
52 Discovery, LLC	California
Masimo 25 Sagamore, LLC	New Hampshire
Masimo Korea, LLC	South Korea
Masimo 17, LLC	California
Masimo (Shanghai) Industrial Co., Ltd.	China
Patient Doctor Technologies, Inc.	Delaware
Alton Office Property, LLC	Delaware

Name of Subsidiary	State or Jurisdiction of Incorporation or Organization
Alton Office Holdings, LLC	Delaware
OC Property Ventures LLC	Delaware
OC Property Shelter LLC	Delaware
Masimo Saudi Arabia for Trading, LLC	Saudi Arabia
Masimo Al-Arabia for Manufacturing	Saudi Arabia
VCCB Holdings, Inc.	Delaware
TNI medical AG	Germany
Masimo Technology Café LLC	California
Masimo LHC, Limited	United Kingdom
LiDCO Group Limited	United Kingdom
LiDCO Limited	United Kingdom
LiDCO Netherlands B.V.	Netherlands
Masimo Deutschland GmbH	Germany
Masimo Gulf, LLC	Qatar
Masimo (Gulf) Medical Technologies WLL	Qatar
Masimo Medical Technologies (Malaysia) Sdn Bhd.	Malaysia
Nura Holdings Pty Ltd	Australia
Nura Operations Pty Ltd	Australia
Shenzhen Nura Electroacoustic Technology Ltd	China
Masimo Polska Spółka z ograniczoną odpowiedzialnością	Poland